Exhibit 99.1
PRESS RELEASE
Harris Corporation First Quarter Revenue Increases 30%;
Revenue Growth Posted by All Four Operating Segments
Company Increases Fiscal Year 2008 EPS Guidance
MELBOURNE, Florida, November 1, 2007 — Harris Corporation (NYSE:HRS) reported that revenue for the first quarter of fiscal year 2008 increased 30 percent to $1.2 billion, compared to $947 million in the prior-year quarter. Organic revenue growth was 13 percent. Orders in the first quarter of fiscal 2008 were $1.4 billion, an increase of 24 percent compared to the prior-year quarter.
Net income was $100 million, or $.73 per diluted share, compared to $83.9 million, or $.60 per diluted share, in the prior-year quarter. Non-GAAP net income, excluding acquisition-related costs, was $104 million, or $.76 per diluted share, compared to $96.8 million, or $.69 per diluted share, in the prior-year quarter. The prior-year quarter benefited from a favorable tax settlement of $12 million, or $.08 per diluted share. A reconciliation of GAAP to non-GAAP financial measures is provided on Tables 5 and 6 along with accompanying notes.
“Excellent first quarter growth included strong sales of our Falcon® tactical radio systems and organic growth across the Government Communications Systems segment in Civil and National Intelligence Programs, and IT Services,” said Howard L. Lance, chairman, president, and chief executive officer. “Revenue in the quarter also benefited from the June 2007 acquisition of Multimax Incorporated and from Harris Stratex Networks, Inc., formed in January 2007. Orders were significantly higher than revenue, providing solid momentum for continued growth throughout fiscal year 2008.”
Defense Communications and Electronics
First quarter revenue in the Defense Communications and Electronics segment was $429 million, an increase of 13 percent compared to the prior-year quarter. Operating income increased 21 percent to $132 million.
RF Communications Division revenue increased 20 percent compared to the prior-year quarter. Tactical radio demand was strong in both the U.S. government and

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international markets and across all product lines, including Falcon II HF (high-frequency) and multiband radios, and Falcon III handheld radios and vehicular systems. RF Communications backlog increased in the first quarter to about $1 billion.
Harris Falcon II and Falcon III radios are being installed in new Mine Resistant Ambush Protected (MRAP) vehicles for the U.S. Army, Navy and Marine Corps. During the quarter, Harris received $26 million in additional MRAP orders from the U.S. Navy. Delivery of MRAP vehicles continues to be a priority for the Pentagon.
Also during the quarter, Harris received a $104 million order for Falcon II HF radios and a $42 million order for Falcon II multiband radios from the U.S. Army. The company received $68 million in orders from the U.S. Navy for Falcon II HF and multiband radios and Falcon III handheld radios. Harris received a $25 million order to provide the U.S. Marine Corps with remote control systems that allow radio use at a distance up to 3.5 kilometers.
In the international market, Harris was awarded a $76 million contract to supply the government of Pakistan with Falcon II HF radios. Orders were also received in the quarter from the governments of Algeria, Kazakhstan, Saudi Arabia, and the United Arab Emirates Royal Guards.
In the Defense Programs business, revenue declined 3 percent. Year-over-year revenue increased on a number of major communications programs, including the CDL (Common Data Link) Hawklink program for the U.S. Navy, the U.S. Army WIN-T (Warfighter Information Network-Tactical) program, the LMST (Lightweight Multiband Satellite Terminal) program for the U.S. Marine Corps, and the MIDS (Multifunctional Information Distribution System) terminals program for Department of Defense aircraft. Aircraft electronics revenue declined in the quarter, primarily as a result of the transition of the F-35 Lightning II program from the development phase to the low-rate initial production phase.
Government Communications Systems
First quarter revenue in the Government Communications Systems segment was $490 million, an increase of 43 percent compared to the prior-year quarter. Organic revenue

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increased 16 percent, excluding the impact of the acquisition of Multimax. The segment includes Civil and National Intelligence Programs, and IT Services.
Revenue drivers in the segment included the continued rollout of long-term systems integration contracts, including the FDCA (Field Data Collection Automation) program for the U.S. Census Bureau, the FTI (FAA Telecommunications Infrastructure) program, and equipment upgrades for the FAA VSCS (Voice Switching and Control System) program. The segment also had growth in classified development programs for National Intelligence customers and the Patriot IT services program for the NRO (National Reconnaissance Office). Segment revenue also benefited from the NMCI (Navy/Marine Corps Intranet) program and the NETCENTS program for the U.S. Air Force, both part of the Multimax acquisition.
Operating income for the segment was $43 million in the first quarter. Operating income benefited from strong year-over-year organic revenue growth, the Multimax acquisition, and the successful re-negotiation of pricing on an IT services contract. Income was negatively impacted by additional schedule and cost overruns on commercial satellite reflector programs.
During the quarter, Harris was among a number of companies awarded the 5-year ALLIANT Government-Wide Acquisition Contract by the U.S. General Services Administration. ALLIANT will allow Harris to provide integrated IT product and services solutions to support a number of federal agencies. Also during the quarter, Harris won a $25 million IT services contract with the U.S. Navy, an $11 million program with NOAA (National Oceanic and Atmospheric Administration), and an $8 million follow-on IT services program with the U.S. Army.
Broadcast Communications
First quarter revenue in the Broadcast Communications segment was $147 million, an increase of 5 percent compared to the prior-year quarter. Operating income was $10 million, an increase of 18 percent compared to the prior-year quarter. The segment is benefiting from cost-reduction actions completed in the prior year.

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Double-digit growth continued in the Video Infrastructure & Digital Media business, which provides systems for routing, master control, networking, test and measurement, multi-image processing, servers and graphics.
Revenue in Software Systems was slightly higher than the prior-year quarter, while revenue in Transmission Systems declined, due to lower international transmitter sales and the exit from the radio resale business, which occurred during the fourth quarter of fiscal 2007. Sales of digital transmitters improved, as broadcasters prepared for the February 2009 FCC-mandated transition to digital broadcast technology.
The Broadcast Communications segment continued to benefit from the Harris ONE™ initiative to provide interoperable, end-to-end workflow solutions that span the entire broadcast delivery chain. Harris integrated products are focused on the industry’s transition to digital and high-definition services and on emerging media business and advertising models.
Orders in the first quarter were greater than revenue. Major orders included H-Class™ media software for Sony Entertainment Television, OSi-Traffic™ systems for Nexstar Broadcasting Group, NEXIO™ video servers for the American Forces Network and PBS (Public Broadcasting System), a significant order for digital signage infrastructure from the Venetian Hotel Macao, and an order from the Saudi Arabia Ministry of Culture and Information for products that span the company’s high-definition portfolio.
The company shipped its first CENTRIO™ multiviewers in the quarter. CENTRIO, an award-winning multi-image processor, has gained early market recognition as a solution for streamlining complex, large-system, multi-display monitoring applications. Orders for the new system have been very strong.
Harris Stratex Networks, Inc.
First quarter revenue for the Harris Stratex Networks segment was $172 million, an increase of 7 percent compared to the prior-year quarter on a pro forma, non-GAAP basis (as if the former Harris Microwave Communications segment and Stratex Networks had been combined since the beginning of fiscal year 2007). The segment reported a first quarter operating loss of $1 million. Non-GAAP operating income, excluding integration costs associated with the business combination, was $7 million and

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was flat with the prior-year quarter. The segment’s higher mix of lower margin, low-capacity radio shipments dampened operating performance in the quarter.
Orders in the first quarter were higher than revenue and reflected strong demand for wireless infrastructure systems across North America and international markets.
Demand continues to be driven by geographic footprint expansion, increased bandwidth requirements to support new services such as 3G and WiMAX, and network hardening and interoperability requirements for public safety. New market demand also is coming from the adoption of IP network technology, as operators converge voice and data networks to provide more advanced, revenue-producing services at lower costs. Harris Stratex Networks’ portfolio of products delivers software-scalable systems to achieve capacity migration, broad frequency coverage, and network support for both traditional voice and IP traffic.
Harris Stratex Networks (NASDAQ:HSTX) management will host a conference call and webcast (www.harrisstratex.com) today at 5:30 p.m., Eastern Time, to discuss financial results for their fiscal year first quarter.
Outlook and Guidance
Harris increased its non-GAAP earnings guidance for fiscal year 2008 from a range of $3.30 to $3.40 to a new range of $3.35 to $3.45 per diluted share, excluding integration charges related to the acquisition of Multimax and the formation of Harris Stratex Networks. Non-GAAP earnings guidance represents a year-over-year increase of 21 percent compared to non-GAAP earnings for fiscal year 2007. The corresponding fiscal year 2008 GAAP earnings guidance is in a range of $3.28 to $3.38 per diluted share.
Revenue in fiscal year 2008 is also expected to increase 21 percent above fiscal year 2007. A reconciliation of GAAP to non-GAAP earnings guidance is provided on Table 7 and in the accompanying notes.
Harris will host a conference call today at 4:30 p.m., Eastern Time, to discuss the above items. Interested individuals are invited to listen to the call by using a dial-in number: (719) 325-4792, access code: 2463742. The conference call also will be broadcast live via the Internet at www.harris.com. A replay of the teleconference will be available

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beginning at 8:00 p.m., Eastern Time, and will run until midnight, Eastern Time, on Thursday, November 8. To access the replay, please call (719) 457-0820, access code: 2463742. A recording of the call will also be available on the Harris website beginning at 7:00 p.m., Eastern Time, on November 1.
Harris is an international communications and information technology company serving government, defense and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has annual revenue of over $4 billion and more than 16,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications™ products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including net income and earnings per share for the first quarter of fiscal 2008 excluding the impact of costs associated with our acquisition of Multimax in our Government Communications Systems segment and integration costs associated with the formation of Harris Stratex Networks; and earnings per share guidance for fiscal 2008 also excluding the impact of integration costs associated with the formation of Harris Stratex Networks and the acquisition of Multimax. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.
Attachments: Financial Statements (eight tables).

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Forward-Looking Statement
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings guidance for fiscal 2008; the potential value of contract awards and potential contract awards; and statements regarding outlook, including expected revenue growth. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The Company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: our participation in markets that are often subject to uncertain economic conditions which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures; our dependence on the U.S. government for a significant portion of our revenues, as the loss of this relationship or a shift in U.S. government funding could have adverse consequences on our future business; potential changes in U.S. government or customer priorities due to program reviews or revisions to strategic objectives, including termination of or potential failure to fund U.S. government contracts; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; the performance of critical subcontractors or suppliers; financial and government and regulatory risks relating to international sales and operations, including fluctuations in foreign currency exchange rates and the effectiveness of our currency hedging program; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events, which may affect adversely the markets in which we operate, our ability to insure against risks, our operations or our profitability; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer credit risk; the fair values of our portfolio of passive investments, which values are subject to significant price volatility or erosion; risks inherent in developing new technologies; changes in our effective tax rate that may have

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an adverse effect on our results of operations; the impact of the results of Harris Stratex Networks, which may vary significantly and may be difficult to forecast; the potential impact of natural disasters on our significant operations in Florida, California and other locations; general economic conditions in the markets in which we operate; changes in future business conditions that could cause business investments and/or recorded goodwill to become impaired; and our ability to attract and retain key employees. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. Harris disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
# # #
Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com
Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com
For additional information, contact Harris Corporation at webmaster@harris.com.

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Table 1
HARRIS CORPORATION
FY’08 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended
	September 28,	September 29,
	2007	2006
	(In millions, except per share amounts)
Revenue from product sales and services	$1,230.5	$946.8

Cost of product sales and services	(849.6)	(640.9)
Engineering, selling and administrative expenses	(216.9)	(169.4)
Non-operating income (loss)	1.7	(18.5)
Interest income	2.0	2.4
Interest expense	(15.1)	(9.8)

Income before income taxes and minority interest	152.6	110.6
Income taxes	(52.8)	(26.7)
Minority interest in Harris Stratex Networks, Inc., net of tax	0.4	—

Net income	$100.2	$83.9

Net income per common share

Basic	$.76	$.63

Diluted	$.73	$.60

Cash dividends paid per common share	$.15	$.11

Basic weighted average shares outstanding	132.6	132.9
Diluted weighted average shares outstanding	137.9	141.7

Table 2
HARRIS CORPORATION
FY’08 First Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended
	September 28,	September 29,
	2007	2006
	(In millions)
Revenue
Defense Communications and Electronics	$429.2	$380.9
Government Communications Systems	489.9	341.7
Broadcast Communications	146.7	139.8
Harris Stratex Networks	172.3	93.6
Corporate eliminations	(7.6)	(9.2)

	$1,230.5	$946.8

Income Before Income Taxes And Minority Interest
Segment Operating Income (Loss):
Defense Communications and Electronics	$131.8	$108.9
Government Communications Systems	42.7	31.6
Broadcast Communications	10.4	8.8
Harris Stratex Networks	(1.0)	7.9
Headquarters expense	(18.6)	(16.4)
Corporate eliminations	(1.3)	(4.3)
Non-operating income (loss)	1.7	(18.5)
Net interest	(13.1)	(7.4)

	$152.6	$110.6

Table 3
HARRIS CORPORATION
FY’08 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Quarter Ended
	September 28,	September 29,
	2007	2006
	(In millions)
Operating Activities
Net income	$100.2	$83.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	41.9	27.3
Non-current deferred income tax	7.0	(7.1)
Gain on the sale of securities available-for-sale	(2.1)	—
Minority interest in Harris Stratex Networks, Inc., net of tax	(0.4)	—
(Increase) decrease in:
Accounts and notes receivable	(8.7)	(1.2)
Inventories	(55.4)	(31.1)
Increase (decrease) in:
Accounts payable and accrued expenses	(52.1)	(43.6)
Advance payments and unearned income	(4.6)	(5.0)
Income taxes	18.2	25.0
Other	20.1	6.0

Net cash provided by operating activities	64.1	54.2

Investing Activities
Cash paid for acquired businesses	(1.5)	—
Additions of property, plant and equipment	(22.2)	(21.7)
Additions of capitalized software	(10.3)	(13.3)
Proceeds from the sale of securities available-for-sale	3.1	—
Cash paid for short-term investments available-for-sale	(4.0)	(7.5)
Proceeds from the sale of short-term investments available-for-sale	9.3	120.1

Net cash provided by (used in) investing activities	(25.6)	77.6

Financing Activities
Proceeds from borrowings	2.2	4.1
Repayment of borrowings	(5.9)	(5.3)
Proceeds from exercise of employee stock options	11.8	4.9
Repurchases of common stock	(50.0)	(6.9)
Cash dividends	(20.6)	(14.7)

Net cash used in financing activities	(62.5)	(17.9)

Effect of exchange rate changes on cash and cash equivalents	(0.7)	0.9

Net increase (decrease) in cash and cash equivalents	(24.7)	114.8

Cash and cash equivalents, beginning of year	368.3	181.3

Cash and cash equivalents, end of quarter	$343.6	$296.1

Supplemental disclosure of noncash investing and financing activities
Common stock issued in exchange for 3.5% convertible debentures, due fiscal 2023	$163.5	$—

Table 4
HARRIS CORPORATION
FY’08 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	September 28,	June 29,
	2007	2007
	(In millions)
Assets

Cash and cash equivalents	$343.6	$368.3
Short-term investments	15.1	20.4
Marketable equity securities	35.2	40.5
Receivables	758.1	748.5
Inventories	612.2	556.8
Current deferred income taxes	105.9	94.3
Property, plant and equipment	460.7	459.2
Goodwill	1,532.8	1,525.2
Identifiable intangible assets	406.9	417.9
Other assets	180.3	174.9

	$4,450.8	$4,406.0

Liabilities and Shareholders’ Equity

Short-term debt	$408.5	$410.0
Accounts payable and accrued expenses	674.7	725.6
Advance payments and unearned income	123.9	128.5
Income taxes payable	43.3	64.2
Current portion of long-term debt	159.4	309.8
Non-current deferred income taxes	43.0	61.8
Long-term debt	408.1	408.9
Other long-term liabilities	117.3	66.5
Minority interest in Harris Stratex Networks, Inc.	329.5	326.9
Shareholders’ equity	2,143.1	1,903.8

	$4,450.8	$4,406.0

HARRIS CORPORATION
FY’08 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of segments’ operating income (loss), non-operating income (loss); cost of product sales and services; engineering, selling and administrative expenses; income before income taxes and minority interest; income taxes; minority interest; net income; and net income per diluted share adjusted to exclude certain costs, expenses, gains and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY’08 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statement of Income
(Unaudited)

	Quarter Ended			Quarter Ended
	September 28, 2007			September 29, 2006
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Revenue from product sales and services	$1,230.5	$—	$1,230.5	$946.8	$—	$946.8

Cost of product sales and services (A)	(849.6)	0.8	(848.8)	(640.9)	—	(640.9)
Engineering, selling and administrative expenses (B)	(216.9)	8.1	(208.8)	(169.4)	—	(169.4)
Non-operating income (loss) (C)	1.7	—	1.7	(18.5)	19.8	1.3
Interest income	2.0	—	2.0	2.4	—	2.4
Interest expense	(15.1)	—	(15.1)	(9.8)	—	(9.8)

Income before income taxes and minority interest	152.6	8.9	161.5	110.6	19.8	130.4
Income taxes	(52.8)	(2.2)	(55.0)	(26.7)	(6.9)	(33.6)
Minority interest in Harris Stratex Networks, net of tax	0.4	(2.8)	(2.4)	—	—	—

Net income	$100.2	$3.9	$104.1	$83.9	$12.9	$96.8

Net income per diluted common share	$.73	$.03	$.76	$.60	$.09	$.69

Table 6
HARRIS CORPORATION
FY’08 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended			Quarter Ended
	September 28, 2007			September 29, 2006
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
Defense Communications and Electronics	$429.2	$—	$429.2	$380.9	$—	$380.9
Government Communications Systems	489.9	—	489.9	341.7	—	341.7
Broadcast Communications	146.7	—	146.7	139.8	—	139.8
Harris Stratex Networks	172.3	—	172.3	93.6	—	93.6
Corporate eliminations	(7.6)	—	(7.6)	(9.2)	—	(9.2)

	$1,230.5	$—	$1,230.5	$946.8	$—	$946.8

Income Before Income Taxes and Minority Interest
Segment Operating Income (Loss):
Defense Communications and Electronics	$131.8	$—	$131.8	$108.9	$—	$108.9
Government Communications Systems (D)	42.7	0.6	43.3	31.6	—	31.6
Broadcast Communications	10.4	—	10.4	8.8	—	8.8
Harris Stratex Networks (E)	(1.0)	8.3	7.3	7.9	—	7.9
Headquarters expense	(18.6)	—	(18.6)	(16.4)	—	(16.4)
Corporate eliminations	(1.3)	—	(1.3)	(4.3)	—	(4.3)
Non-operating income (loss) (C)	1.7	—	1.7	(18.5)	19.8	1.3
Net interest	(13.1)	—	(13.1)	(7.4)	—	(7.4)

	$152.6	$8.9	$161.5	$110.6	$19.8	$130.4

Table 7
HARRIS CORPORATION
Reconciliation of FY’08 GAAP EPS Guidance to Non-GAAP EPS Guidance
(Unaudited)

Earnings Per
Diluted Share
GAAP Earnings Per Share Guidance for FY’08	$3.28 to $3.38
Charges associated with the combination with Stratex Networks, Inc. (F)	$0.06
Charges associated with the acquisition of Multimax Incorporated (G)	$0.01

Non-GAAP Earnings Per Share Guidance for FY’08	$3.35 to $3.45

Table 8
HARRIS CORPORATION
FY’08 First Quarter Summary
Comparison of Harris Stratex Networks Segment GAAP and Non-GAAP Revenue and Operating Income
to that Reported by Harris Stratex Networks, Inc.
(Unaudited)

	Quarter Ended		Quarter Ended
	September 28, 2007		September 29, 2006
	As Reported by		As Reported by
		Harris		Harris
		Stratex		Stratex
	Harris	Networks	Harris	Networks
	(In millions)
Revenue — As Reported	$172.3	$172.3	$93.6	$93.6
Adjustments:
Stratex Networks, Inc. revenue:
Quarter ended September 29, 2006	—	—	—	67.3

Revenue — Non-GAAP	$172.3	$172.3	$93.6	$160.9

Operating Income(Loss) — As Reported (H)	$(1.0)	$(1.0)	$7.9	$5.3
Adjustments:
Stratex combination-related costs	8.3	8.3	—	—
FAS 123R expense	—	2.4	—	0.4
Other identifiable intangible amortization	—	3.6	—	—
Stratex Networks, Inc. operating income:
Quarter ended September 29, 2006	—	—	—	6.0
Harris corporate allocations	—	—	—	1.6

Operating Income — Non-GAAP	$7.3	$13.3	$7.9	$13.3

HARRIS CORPORATION
FY’08 First Quarter Summary
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
Notes to tables 5 through 8:
Note A — Adjustments to cost of product sales and services for the quarter ended September 28, 2007 are due to the step up in fixed assets and integration costs associated with the combination between Stratex Networks, Inc. (“Stratex”) and our former Microwave Communications Division ($0.8 million).
Note B — Adjustments to engineering, selling and administrative expenses for the quarter ended September 28, 2007 are due to the step up in fixed assets and integration costs associated with the Stratex combination ($7.5 million); and integration costs associated with the acquisition of Multimax Incorporated (“Multimax”) ($0.6 million).
Note C — The adjustment to non-operating income (loss) for the quarter ended September 29, 2006 is due to the impairment to our investment in Terion, Inc. ($19.8 million).
Note D — Adjustments to our Government Communications Systems segment operating income for the quarter ended September 28, 2007 are due to integration costs associated with the acquisition of Multimax ($0.6 million).
Note E — Adjustments to our Harris Stratex Networks segment operating income (loss) for the quarter ended September 28, 2007 are due to the step up in fixed assets and integration costs associated with the Stratex combination ($8.3 million).
Note F — Adjustment for the estimated $0.06 per diluted share impact, after minority interest, due to the step up in fixed assets and integration costs associated with the Stratex combination.
Note G — Adjustment for the estimated $0.01 per diluted share impact for the estimated impact from integration and other charges associated with the acquisition of Multimax.
Note H — The difference between the GAAP operating income (loss) recorded during the quarter ended September 29, 2006 by Harris versus Harris Stratex Networks, Inc. is due to $1.6 million of corporate allocations expense and $1.0 million of other expense.